Exhibit (a)(1)(C)
Notice of Guaranteed Delivery
To Tender Shares of Common Stock
of
PEC Solutions, Inc.
Pursuant to the Offer to Purchase
Dated May 3, 2005
of
PS Merger Sub, Inc.
a wholly owned subsidiary of
Nortel Networks Inc.
           This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if the certificates for shares (the “Shares”) of common stock, par value $0.01 per share, of PEC Solutions, Inc., a Delaware corporation (“PEC”), are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or time will not permit all required documents to reach the Depositary on or prior to the expiration date of the Offer. Such form may be delivered by hand, or transmitted by written, telegraphic or facsimile transmission, or mail to the Depositary. See Section 3 of the Offer to Purchase, dated May 3, 2005.
The Depositary for the Offer is:
AMERICAN STOCK TRANSFER & TRUST COMPANY

By Mail: American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038	By Overnight Mail: American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038	By Hand: American Stock Transfer & Trust Company 59 Maiden Lane New York, New York 10038
By facsimile transmission (for Eligible Institutions only)
(718) 234-5001
Confirm receipt of facsimile by telephone only
(718) 921-8317
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
      This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED AND SEE INSTRUCTION 12 OF THE LETTER OF TRANSMITTAL
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

Ladies and Gentlemen:
      The undersigned hereby tenders to PS Merger Sub, Inc. (the “Purchaser”), a Delaware corporation and a wholly owned subsidiary of Nortel Networks Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 3, 2005 and the related Letter of Transmittal (which, together with any amendments and supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares of PEC set forth below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

SIGN HERE

Certificate Numbers (if available)	Signature(s)

Number of Shares:	(Name(s)) (Please Print)

If delivery will be by book-entry transfer:	(Address)

Name of Tendering Institution	(Include Zip Code)

Account Number	(Area Code and Telephone Number)
GUARANTEE
(Not to be used for signature guarantee)
      The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, guarantees the delivery to the Depositary of the Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile(s) thereof) and any other required documents, or an Agent’s Message in the case of a book-entry delivery of Shares, all within three trading days of the date hereof. A “trading day” is any day on which the New York Stock Exchange is open for business.

Name of Firm	Title

Authorized Signature:	Name (Please Print or Type)

(Address)

(Area Code and Telephone Number)
Dated                                                               , 2005.
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM
CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL